UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 11, 2019

Alector, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38792	82-2933343
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 Oyster Point Blvd. Suite 600

South San Francisco, California 94080

(Address of principal executive offices, including zip code)

(415) 231-5660
(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ALEC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2019, Alector, Inc. (the “Company”) issued a press release announcing the appointment of Shehnaaz Suliman, M.D. as its President and Chief Operating Officer.

Dr. Suliman, age 48, previously served as Senior Vice President, Corporate Development and Strategy of Theravance Biopharma, Inc., a position she held from July 2017 to March 2019. Prior to her position at Theravance, Dr. Suliman worked for Genentech, Inc. as Group Leader and Project Team Leader in the R&D Portfolio Management and Operations Group from September 2010 to May 2015 and then as Vice President and Global Therapeutic Head, Roche Partnering from June 2015 to July 2017. Prior to Genentech, Dr. Suliman held various management roles of increasing responsibility at Gilead Sciences, Inc. between January 2005 and September 2010. Prior to Gilead, Dr. Suliman was an investment banker with Lehman Brothers and Petkevich & Partners, advising public and private companies on buy- and sell-side transactions. She is a member of the board of directors of Ultragenyx Pharmaceutical Inc., a pharmaceutical company and 10x Genomics, Inc., a life science technology company. Dr. Suliman received her M.D. at the University of Cape Town Medical School, South Africa, and holds an M.B.A, with distinction, and M.Phil. in Development Studies degrees from Oxford University, where she was a Rhodes Scholar.

Dr. Suliman has no family relationships that require disclosure pursuant to Item 401(d) of Regulation S-K and has not been involved in any transactions that require disclosure pursuant to Item 404(a) of Regulation S-K. There is no arrangement or understanding between Dr. Suliman and any other person pursuant to which Dr. Suliman was appointed as President and Chief Operating Officer of the Company.

The Company and Dr. Suliman entered into an offer letter dated December 3, 2019 (the “Offer Letter”). Pursuant to the Offer Letter, Dr. Suliman’s annual compensation will consist of a base salary of $450,000 and she is eligible to receive a target retention and performance bonus equal to 45% of her base salary. Dr. Suliman will also receive a stock option to purchase 550,000 shares of the Company’s common stock, vesting over four years.

The description of the Offer Letter set forth above is qualified in its entirety by the terms of the Offer Letter, filed herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Dr. Suliman will also enter in the Company’s standard Indemnification Agreement and Change in Control and Severance Agreement, with Tier 2 level of severance as stated in the form, as filed with the SEC on January 7, 2019 as Exhibits 10.1 and 10.12, respectively, to the Company’s Registration Statement on Form S-1, both of which are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

A copy of the press release announcing Dr. Suliman’s appointment is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that section, nor shall such information and exhibit be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.Description

99.1	Offer Letter dated December 3, 2019 by and between Alector, Inc. and Shehnaaz Suliman, M.D.

99.2Press Release dated December 11, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALECTOR, INC.

Date: December 11, 2019	By:	/s/ Arnon Rosenthal
Arnon Rosenthal, Ph.D.
Co-Founder and Chief Executive Officer